Exhibit 99.1

SUNSTONE HOTEL INVESTORS ANNOUNCES EXPANSION OF BOARD OF DIRECTORS

Aliso Viejo, Calif. (November 17, 2025) – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced the appointment of Michael Barnello to the Company’s Board of Directors. The appointment is effective as of November 15, 2025 and Sunstone will nominate Mr. Barnello to stand for election to the Company’s Board of Directors at the 2026 Annual Meeting of Stockholders. Inclusive of this appointment, the Company’s Board will now be comprised of nine directors.

“We are pleased to welcome Mike to Sunstone’s Board” commented Douglas M. Pasquale, Chairman of the Board. “Mike’s extensive lodging industry expertise provides additional depth and experience to our Board and will enhance the Company’s commitment to maximize shareholder value.” Bryan A. Giglia, Chief Executive Officer, added “I look forward to working with Mike and benefitting from his unique perspective and success in the sector.”

“We appreciate the constructive engagement we have had with Sunstone’s Board of Directors and management team. We are excited about Mr. Barnello’s addition to the Board and are confident he will be additive to Sunstone’s ongoing efforts towards realizing value for its shareholders,” stated Michael Ching of Tarsadia Capital.

About Michael Barnello

Mr. Barnello is a Founder and Managing Partner at Badlands Hotel Capital, a hospitality investment and asset management company. Formerly, Michael was President and Chief Executive Officer of LaSalle Hotel Properties (NYSE: LHO) where he had been with the company since its IPO in 1998. LaSalle Hotel Properties was a leading real estate investment trust that owned 41 properties, made up of upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. Prior to 1998, Mr. Barnello served as Senior Vice President of LaSalle Partners (which became Jones Lang LaSalle), a commercial real estate and investment company. Before joining LaSalle in 1995, Mr. Barnello was Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners. He received a BS in Hotel Administration from Cornell University.

About Sunstone Hotel Investors

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”). Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

About Tarsadia Capital

Tarsadia Capital, LLC is the New York-based investment management company of the Tarsadia Group, a single family office. Tarsadia Capital has a flexible and long-duration investment mandate that focuses on equities and commodities globally. The Tarsadia Group and its principals have a long and successful history of investing in hotels and operating hospitality assets over the past 40 years.

For Additional Information

Aaron Reyes

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3018

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Additional risks and uncertainties that could affect the Company’s business and financial results are included in reports filed by the Company with the U.S. Securities and Exchange Commission. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.